UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 22, 2002



                                 FAN ENERGY INC.
             (Exact name of registrant as specified in its charter)



         Nevada                        333-47699               77-0140428
State or other jurisdiction           Commission               IRS Employer
    of incorporation                  File Number         Identification Number



668 N. 44th Street, Suite 248,  Phoenix, Arizona                 85008
     (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number including area code: (602) 267-7500

ITEM 5. OTHER EVENTS

Fan Energy, Inc. ,"Fan", will begin preparing a registration statement to allow distribution of all Project 1000, Inc.'s Fan Energy shares to the shareholders of SunnComm, Inc., Project 1000's parent company. The distribution of the shares is subject to a registration statement by Fan being declared effective by the Securities and Exchange Commission ("SEC"). The record date has not been set.

In order to be eligible to receive the shares, each SunnComm shareholder, including those who have deposited their stock certificates into a brokerage firm account, will be required to present their physical SunnComm stock certificate to SunnComm's transfer agent for confirmation of ownership. Once the respective owner has been authenticated, each SunnComm shareholder will receive their pro rata share of the distribution.

Project 1000, Inc. is a wholly owned subsidiary of SunnComm and currently owns 23,837,710 shares of Fan , which presently represents 53% of Fan`s outstanding common stock. SunnComm's Board of Directors requested that Fan register the Shares following Fan`s acquisition of copy protection technology from Project 1000 in May 2002.

Fan has notified SunnComm that it will immediately begin preparation of the required registration statement to be filed with the SEC, which, when declared effective, will allow Fan to distribute the shares to SunnComm shareholders. Upon the registration being declared effective, Fan has agreed to give SunnComm timely notice of the official record date, subsequent to which SunnComm will notify its shareholders of the official record date and the procedure for receiving their pro rata share of the distribution.

Fan also has changed its transfer agent to First American Stock Transfer, located at 1717 E. Bell Rd., # 2, Phoenix, Arizona 85022. The new transfer agent will be mailing all Fan Energy shareholders additional shares under its new CUSIP number 306907304 to affect the forward split implemented on June 28, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2002

                                        FAN ENERGY INC.

                                        By /s/ Peter Jacobs
                                          -----------------------------
                                          Peter Jacobs, President